UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Brooke Corporation

(Exact name of registrant as specified in its charter)

Kansas	48-1009756
(State of incorporation or organization)	(IRS Employer Identification No.)

10950 Grandview Drive, Suite 600 Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.01 par value

(Title of Class)

Explanatory Note

This registration statement on Form 8-A is being filed to change the registration of the common stock, $.01 par value (the “Common Stock”), of Brooke Corporation, a Kansas corporation (the “Registrant”), from Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to Section 12(g) under the Exchange Act in connection with the listing of the Common Stock on the Nasdaq National Market (“Nasdaq”). The Common Stock is currently registered under Section 12(b) of the Exchange Act and is listed on the American Stock Exchange (“Amex”). The Registrant anticipates that the listing of the Common Stock on Amex will be terminated following the closing of trading on Amex on June 17, 2005 and that the listing of the Common Stock on Nasdaq will begin at the opening of trading on the Nasdaq on June 20, 2005.

Item 1.	Description of Registrant’s Securities to be Registered.

Incorporated by reference herein is the description of the Registrant’s Common Stock set forth in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-124225), as amended, initially filed with the Securities and Exchange Commission on April 21, 2005, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Amendment and Restatement to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 31, 2005).

3.2	Certificate of Amendment to and Restatement of the Bylaws (incorporated by reference to Exhibit 3.(ii) to the Registrant’s Current Report on Form 8-K filed on February 1, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BROOKE CORPORATION

Date:	June 13, 2005	By	/s/ Anita F. Larson
Anita F. Larson, President and Chief Operating Officer